Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Eventbrite, Inc. of our report dated June 15, 2018 relating to the financial statements of Ticketfly, LLC, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 7, 2018